Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Midatech Pharma PLC
Abingdon, Oxfordshire
United Kingdom

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated April 13, 2016, relating to the consolidated financial statements of Midatech Pharma PLC appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ BDO LLP

BDO LLP
Reading
United Kingdom

December 8, 2016